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                                                                   EXHIBIT 10.39



REINSURED:                    SCPIE HOLDINGS, INC.,
                              AND/OR S.C.P.I.E. INDEMNITY COMPANY,
                              AND/OR AMERICAN HEALTHCARE INDEMNITY COMPANY,
                              AND/OR AMERICAN HEALTHCARE SPECIALTY COMPANY,
                              AND/OR S.C.P.I.E. INSURANCE SERVICES, INC.
                              AND/OR S.C.P.I.E. MANAGEMENT SERVICES, INC.
                              BEVERLY HILLS, CALIFORNIA

TYPE:                         FIRST EXCESS OF LOSS REINSURANCE

BUSINESS
COVERED: Physicians and Surgeons Comprehensive Professional and Business Liability Policies, including Clinics and Clinical Laboratories, Professional and Business Liability Policies for Hospitals and Errors and Omissions Liability Policies for Managed Care Organizations.

TERM: January 1, 1998 to December 31, 1998 as respects claims made during the calendar year 1998.

                              The term "claims made" as used herein shall mean
                              (A) In respect of Claims Made Policies, claims first notified to the Company during the term of this Agreement on any inforce policy or reporting endorsement arising out of incidents subsequent to the retroactive date of said policy as the result of the rendering of or failure to render a professional service or the reporting of losses which arise from the insured premises and operations incidental to the practice of a physician, hospital or managed care organization and/or (B) In respect of Occurrence Policies, claims or losses first notified to the Company during the term of this Agreement.

                              Retroactive date January 1, 1976, except for Extra Contractual Obligations which is January 1, 1979.

                              In the event of cancellation, and at the option of the Reinsured, Reinsurers agree to run-off policies in force until natural expiration not to exceed 12 months from the expiration date hereon, subject to a Premium equal to 50% of the Actual Earned Reinsurance Premium.

TERRITORY:                    As per the Company's original policies, contracts,
                              or binders.

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EXCLUSIONS:                1.     Insolvency Funds.
                           2.     Nuclear Incident - Liability - Reinsurance.

LIMIT AND
RETENTION:

                           A.) $1,000,000 each and every loss in excess of $1,000,000 each and every loss as respects Physicians and Surgeons Comprehensive Professional and Business Liability Policies, including Clinics and Clinical Laboratories and/or Errors and Omissions Liability Policies for Managed Care Organizations arising from any one incident.

                           B.) $500,000 each and every loss in excess of $1,500,000 each and every loss as respects Physicians and Surgeons Comprehensive Professional and Business Liability Policies, including Clinics and Clinical Laboratories and/or Errors and Omissions Liability Policies for Managed Care Organizations and Professional and Business Liability Policies for Hospitals arising from any one incident.

                                     It is understood and agreed that Section
                                    (A) would respond to individual Physician losses under Physicians and Surgeons Comprehensive Professional and Business Liability Policies and/or Multiple Physicians losses under Physicians and Surgeons Comprehensive Professional and Business Liability Policies and/or losses under Errors and Omissions Liability Policies for Managed Care Organizations and/or any combination thereof. It is further agreed that Section (B) would respond in the same fashion as Section (A) including losses under Professional and Business Liability Policies for Hospitals arising from any one incident.


                              Notwithstanding the foregoing it is a condition hereto that an Annual Aggregate Deductible equal to .80% of G.N.E.P.I. shall first be deducted before any liability attaches to Reinsurers hereon.

WARRANTY:

                             1. As respects Professional and Business
                                Liability Policies for Hospitals written on or after January 1, 1996 and prior to October 1, 1997, Policy Limits greater than $500,000 reinsured elsewhere on an Excess of Loss basis or so deemed.

                             2. As respects Professional and Business Liability
                                Policies for Hospitals written prior to January 1, 1996, Policy Limits greater than $5,000,000 reinsured elsewhere on an Excess of Loss basis or so deemed.

                             3. As respects Professional and Business Liability
                                Policies for Hospitals written on or after October 1, 1997, Policy Limits greater than $1,000,000 reinsured elsewhere on an Excess of Loss basis or so deemed.




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MAXIMUM
AGGREGATE:            Reinsurers maximum liability during the term of this
                      Contract shall be $8,500,000 or 182.5% of Reinsurance
                      Premiums Earned during the Contract term, whichever is the greater.

PREMIUM:              2.88% of G.N.E.P.I.

                      Deposit - $3,100,000, payable $775,000 quarterly.

                      Minimum - $2,465,000

ATTACHMENT OF
LIABILITY:            (A) For purposes of determining the attachment of
                          the Reinsurer's liability hereunder as respects any one loss, all losses (including Discovery Period Losses) involving one or more Original Insureds, arising from the same medical incident, and in which First Notice of Claim or Circumstance is notified to the Company during the term of this Agreement shall be covered hereunder. Where first notice falls in Agreement Years prior to January 1, 1992 the "Interlocking Clause" to apply hereon for Physicians and Surgeons Comprehensive Professional Liability Policies only.

                      (B) The date of a loss hereunder shall be the
                          earliest date, within the term of this
                          Contract, that the Company has received First Notice of Claim or Circumstance.

PROFIT
COMMISSION:             The Company shall receive a Profit Commission
                        equal to 90% of the net profit accruing to the Reinsurers under this Contract, computed as follows:

                        1. Reinsurance Premiums Earned;

                        2. Less: Losses and Loss Adjustment Expenses
                           Incurred;

                        3. Less: Management Expenses of 25% of Reinsurance
                           Premiums Earned.

                        Unlimited deficit carryforward to next Contract period.

                        The term under consideration in respect of "Profit Commission" as above shall be the period January 1, 1998 through December 31, 1998. It is further agreed that the first calculation of Profit Commission shall be computed as of December 31, 1998 and annually thereafter, and that the first and final payment of any Profit Commission shall be made by the Reinsurers to the Company as of December 31, 2002. The Company agrees that payment of any Profit Commission shall be subject to complete commutation as respects all losses known and unknown within the Profit Commission period. Payment of any Profit Commission by the Reinsurers shall constitute full and final release from all further loss development.



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

ACCOUNTING:

                              Premiums - Payments within 60 days of respective due date.
                              Losses - Payments within 60 days of receipt of proof of loss.
                              Outstanding losses reported individually as they occur.

GENERAL
CONDITIONS:                   Loss Adjustment Expenses to be Pro-Rated. Excess
                              of Original Policy Limits Clause. 80% Extra
                              Contractual Obligations Clause. Ultimate Net Loss
                              Clause including Declatory Judgement Expenses
                              incurred in connection with coverage questions and
                              legal actions related to a specific claim.
                              Net Retained Lines Clause.
                              Notice of Loss Clause.
                              Loss Funding Clause - Including IBNR (See Attached).
                              Special Funding Clause.
                              Confidentiality Clause.
                              Commutation Clause.
                              Federal Excise Tax Clause.
                              Errors and Omissions Clause.
                              Insolvency Clause.
                              Service of Suit Clause.
                              Arbitration Clause.
                              Access to Records Clause.
                              Guy Carpenter & Company, Inc. Intermediary Clause.

REINSURERS
HEREON:                       Domestic:
                              BCS Insurance Company                          2.50%
                              Gulf Insurance Company                         5.00%
                              Odyssey Reinsurance Corporation                5.00%
                                                                            ------
                                           Domestic Total                   12.50%

                              Australia:
                              Through Guy Carpenter & Company, Pty. Ltd:
                                  GIO Insurance Ltd.
                                  trading as:
                                  GIO Reinsurance                            7.75%
                                                                            ------
                                           Australia Total                   7.75%

                              Germany:
                              Hannover Ruckversicherungs AG                 22.50%
                                                                            ------
                                           Germany Total                    22.50%




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

REINSURERS
HEREON:                       United Kingdom:
(Cont'd)                      Through Guy Carpenter & Company, Ltd. (UK)
                                London, England
                              Underwriters at Lloyd's
                               SVH   1007                                            17.000%
                               DPM    435                                             6.000%
                               SJC   1003   28.00%
                                     2003   72.00%                                    6.750%
                               JHV    376   45.80%
                                     2376   54.20%                                    3.250%
                               FRW    190                                             1.500%
                               ROS    227   73.00%
                                     2227   27.00%                                    1.500%
                               BFC    780                                             3.000%
                               PJG    79                                              5.000%

                              CNA International Reinsurance Co., Ltd.                 8.500%
                              Unionamerica Insurance Company, Ltd.                    4.750%
                                                                                    -------
                                           United Kingdom Total                      57.250%

                                               Domestic Total                        12.500%
                                               Foreign Total                         87.500%
                                                                                    -------
                                               Grand Total                          100.000%
                                                                                    =======



This Cover Note is to confirm the terms and conditions which have been negotiated between Guy Carpenter & Company, Inc. and the participating Reinsurers on your behalf. We request that you review this Cover Note with regard to the specific placement details and subscribing Reinsurers listed herein. In the event that any of these details do not meet with your approval or security of the subscribing Reinsurers does not meet with your requirements, please notify this office immediately. If all is found to be in order please sign and return the enclosed duplicate copy of this Cover Note for completion of our files.


-------------------------------------
Signature

-------------------------------------
Date


                              Guy Carpenter & Company, Inc.

                              By
                                 ----------------------------
                                 Managing Director



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